UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 6, 2016

DASAN ZHONE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
7195 Oakport Street
Oakland, California 94621
(Address of Principal Executive Offices, Including Zip Code)
(510) 777-7000
(Registrant’s Telephone Number, Including Area Code)
Zhone Technologies, Inc.
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
Pursuant to that certain Agreement and Plan of Merger, dated as of April 11, 2016 (the “Merger Agreement”), by and among Zhone Technologies, Inc., a Delaware corporation (the “Company”), Dragon Acquisition Corporation, a California corporation and wholly owned subsidiary of the Company (“Merger Sub”), DASAN Networks, Inc., a company incorporated under the laws of Korea (“DASAN”), and Dasan Network Solutions, Inc., a California corporation and wholly owned subsidiary of DASAN (“DNS”), on September 9, 2016, Merger Sub merged with and into DNS, with DNS surviving as a wholly owned subsidiary of the Company (the “Merger”). In connection with the Merger, the Company’s name was changed to DASAN Zhone Solutions, Inc. The Company’s common stock continues to be traded on the Nasdaq Capital Market, and the Company’s ticker symbol was changed from “ZHNE” to “DZSI” effective September 12, 2016. The events described in this Current Report on Form 8-K all occurred in connection with the Merger.
This description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 12, 2016, which is incorporated herein by reference.
Item 1.01    Entry into a Material Definitive Agreement
Stockholder Agreement
In connection with the Merger and in accordance with the terms of the Merger Agreement, on September 9, 2016, the Company entered into a Stockholder Agreement with DASAN, pursuant to which DASAN has agreed, on the terms set forth therein, to vote its shares of the Company’s common stock (1) in favor of the election of each person who is nominated by the Board of Directors of the Company (the “Board”) (or a committee thereof) following the effective time of the Merger for election to the Board in accordance with the Amended and Restated Bylaws of the Company (as further described in Item 5.03 below) and (2) against the removal of any such director unless such removal is recommended by a resolution approved by the affirmative vote of at least two-thirds of the entire Board. The term of the Stockholder Agreement expires on the second anniversary of the effective time of the Merger. Under the Stockholder Agreement, DASAN has also provided an irrevocable proxy with respect to the foregoing director elections and agreed to certain restrictions on the transfer of its shares.
The foregoing description of the Stockholder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholder Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Lock-Up Agreement
In connection with the Merger and in accordance with the terms of the Merger Agreement, on September 9, 2016, the Company entered into a Lock-Up Agreement with each of the Company’s directors and executive officers and certain significant stockholders of the Company (including DASAN), pursuant to which such persons and stockholders have agreed not to offer, sell or otherwise dispose of any shares of the Company’s common stock, or any options or warrants to purchase the Company’s common stock, for a period of 180 days from the effective time of the Merger (or for a period of 90 days from the effective time of the Merger, in respect of certain existing significant stockholders of the Company), subject to customary exceptions.
The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lock-Up Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.
Registration Rights Agreement
In connection with the Merger and in accordance with the terms of the Merger Agreement, on September 9, 2016, the Company entered into a Registration Rights Agreement with DASAN, which provides DASAN with the right to demand that the Company register its shares of the Company’s common stock and also provides DASAN with piggyback registration rights for its shares of the Company’s common stock.

Pursuant to the Registration Rights Agreement, upon DASAN’s request (following the expiration of the 180-day lock-up period), the Company is required to prepare and file one or more registration statements with the SEC for the offer and sale from time to time on a continuous or delayed basis of the shares of the Company’s common stock issued to DASAN in connection with the Merger. Such registrations are required to be accomplished pursuant to a shelf registration statement on Form S-3 (or, if the Company does not satisfy the requirements for such form, on such other form as may be appropriate). Additionally, DASAN has the right to demand that the Company effect the registration of a specified number of shares for sale within a specified period, provided that such demand may only be made twice in any 12-month period. In addition, under the Registration Rights Agreement, if the Company proposes to file a registration statement with respect to an offering of equity securities for sale to the public (other than registrations on Form S-4 or S-8), it is required to provide notice to DASAN of such anticipated filing and, subject to certain limitations and priorities, DASAN may require the Company to include in such registration any of the shares of the Company’s common stock issued to it in connection with the Merger.
The Registration Rights Agreement contains other customary provisions, including standstill and suspension periods, procedures for registration and mutual indemnification obligations of the parties thereto.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.
Loan Agreement
In connection with the Merger and in accordance with the terms of the Merger Agreement, on September 9, 2016, the Company entered into a Loan Agreement with DASAN for a $5.0 million subordinated term loan facility. Under the Loan Agreement, the Company is permitted to request drawdowns of one or more term loans in an aggregate principal amount not to exceed $5.0 million. Such term loans will mature on the fifth anniversary of the initial funding date, be pre-payable at any time by the Company without premium or penalty, and bear interest at an initial rate of 4.6% per annum (with such rate subject to adjustment based on changes in Korean corporate tax laws). Amounts repaid under the facility may not be re-borrowed. The Loan Agreement also contains customary covenants and events of default. Upon the occurrence and during the continuance of an event of default, DASAN may declare all outstanding amounts under the Loan Agreement immediately due and payable.
The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which is filed as Exhibit 10.4 hereto and incorporated herein by reference.
Credit Agreement Amendment
In connection with the Merger, on September 9, 2016, the Company, ZTI Merger Subsidiary III, Inc. and certain subsidiaries of the Company (collectively, the “Loan Parties”) entered into that certain Sixth Amendment to Credit and Security Agreements and Consent (the “Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”), which amended that certain Credit and Security Agreement, dated as of March 13, 2012, by and among the Loan Parties and Wells Fargo and that certain Credit and Security Agreement (Ex-Im Subfacility), dated as of March 13, 2012, by and among the Loan Parties and Wells Fargo (collectively, as amended, the “Credit Agreements”). The Amendment, among other matters, contained Wells Fargo’s consent to the Merger (and the change in control of the Company resulting therefrom), excluded DNS and its subsidiaries from the application of certain covenants in the Credit Agreements for a transitional period following the Merger, provided for DNS to guarantee the obligations under the Credit Agreements upon the consummation of the Merger and modified certain covenants in the Credit Agreements to reflect various related party transactions with DASAN.
Wells Fargo and its affiliates have performed, and may in the future perform, for the Company and its affiliates various commercial banking, investment banking, financial advisory or other services for which they have received and/or may in the future receive customary compensation and expense reimbursement.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.5 hereto and incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.
On September 9, 2016, the Company acquired DNS through the consummation of the Merger. DNS designs, develops, manufactures, sells and supports communications network equipment for telecommunication carriers, mobile network operators and broadband service providers worldwide.
At the effective time of the Merger, all issued and outstanding shares of capital stock of DNS were canceled and converted into the right to receive shares of the Company’s common stock in an amount equal to 58% of the issued and outstanding shares of the Company’s common stock immediately following the Merger. Accordingly, at the closing of the Merger, the Company issued 47,465,082 shares of its common stock to DASAN (as the sole stockholder of DNS), of which 4,746,508 shares are being held in escrow as security for claims for indemnifiable losses in accordance with the Merger Agreement. As a result, immediately following the effective time of the Merger, DASAN held 58% of the outstanding shares of the Company’s common stock and the holders of the Company’s common stock immediately prior to the Merger retained, in the aggregate, 42% of the outstanding shares of the Company’s common stock.
A copy of the press release announcing the consummation of the Merger is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above under the heading “Loan Agreement” is incorporated herein by reference.
Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On September 6, 2016, the Company received a staff deficiency letter from the Listings Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the periodic filing requirements for continued listing set forth in Rule 5250(c)(1) of the Nasdaq Marketplace Rules because its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the SEC on August 9, 2016 had not yet been reviewed by the Company’s independent registered public accounting firm. As previously disclosed in the Company’s Amendment No. 1 on Form 10-Q/A filed with the SEC on August 22, 2016, the Company’s interim unaudited financial statements as of and for the three and six months ended June 30, 2016 were not reviewed by an independent registered public accountant pursuant to the Public Company Accounting Oversight Board’s AU 722, Interim Financial Information, as required by Rule 10-01(d) of Regulation S-X. Nasdaq provided the Company until November 5, 2016 to submit a plan to regain compliance. The Company filed Amendment No. 2 on Form 10-Q/A with the SEC on September 7, 2016 to, among other matters, indicate that the Company’s independent registered public accounting firm has now reviewed the Company’s interim unaudited financial statements as of and for the three and six months ended June 30, 2016, and Nasdaq has confirmed that the Company has now regained compliance with the periodic filing requirements for continued listing set forth in Rule 5250(c)(1) of the Nasdaq Marketplace Rules.
On September 12, 2016, the Company issued a press release announcing its receipt of the Nasdaq staff deficiency letter. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 3.02    Unregistered Sales of Equity Securities.
On September 9, 2016, the Company issued 47,465,082 shares of its common stock to DASAN as consideration in the Merger (as described in Item 2.01 above). The shares of the Company’s common stock were issued in reliance upon the exemption from registration available under Section 4(a)(2) of the Securities Act of 1933, as amended, because the transaction did not involve a public offering. Appropriate investment representations were obtained from DASAN and restrictive legends were affixed (or, in the case of escrowed shares (as described in Item 2.01 above), will be affixed) to the share certificates issued to DASAN evidencing such shares.

Item 4.01    Change in Registrant's Certifying Accountant.
The Merger is treated as a “reverse acquisition” for accounting purposes with DASAN as the acquirer of the Company and, as such, the historical financial statements of DNS will become the historical financial statements of the Company. Pursuant to guidance from the SEC staff, a reverse acquisition results in a deemed change of the accounting firm unless the same accounting firm reported on the financial statements of both the registrant and the accounting acquirer. The Audit Committee of the Company’s Board has not yet made a determination as to which accounting firm will serve as the Company’s independent registered public accounting firm following the Merger.
Item 5.01    Changes in Control of Registrant.
The information set forth in Item 2.01 above, the information set forth in Item 1.01 above under the heading “Stockholder Agreement” and the information set forth in Item 5.03 below with respect to the appointment and nomination of directors designated by DASAN are incorporated herein by reference. On September 9, 2016, effective as of the effective time of the Merger and in accordance with the terms of the Merger Agreement, the size of the Board was increased from five to seven directors and the Board appointed four individuals designated by DASAN to the Board: Min Woo Nam, Il Yung Kim, SeongGyun Kim and Sung-Bin Park.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the Merger, on September 9, 2016, the Restated Certificate of Incorporation of the Company was amended to change the name of the Company to “DASAN Zhone Solutions, Inc.”
In addition, effective as of September 9, 2016, the Board amended the Company’s Amended and Restated Bylaws to provide that, from the closing of the Merger until the second anniversary thereof (1) the number of directors constituting the Board shall be seven and (2) subject to the failure of any director to be re-elected to the Board by the Company’s stockholders, the Board shall be composed of the four directors designated at the closing by DASAN (or a replacement approved by a majority of the remaining DASAN-designated directors (or their replacements)) and the three directors designated at the closing by the Company (or a replacement approved by a majority of the remaining Company-designated directors (or their replacements)). With respect to the first two annual meetings of stockholders following the closing of the Merger (or any special meeting of stockholders for the election of directors held prior to the second anniversary of the Merger), the Amended and Restated Bylaws (as so amended) require that the nominees for election to the relevant Class of the Board at such meeting be comprised of the director(s) of that Class designated at the closing by DASAN and the Company (or a replacement approved by the applicable remaining directors, as described above). The amendments to the Company’s Amended and Restated Bylaws further provide that, from the closing of the Merger until the first anniversary thereof, the removal of either Il Yung Kim or James Norrod as Co-Chief Executive Officer shall require the affirmative vote of at least two-thirds of the non-executive directors of the Board. The foregoing provisions may only be amended prior to the second anniversary of the Merger by affirmative vote of at least two-thirds of the entire Board. The amendments to the Company’s Amended and Restated Bylaws also reflected the change in name of the Company and the appointment of Co-Chief Executive Officers.
The foregoing descriptions of the Certificate of Amendment of Restated Certificate of Incorporation and the Amended and Restated Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Amendment of Restated Certificate of Incorporation and the Amended and Restated Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information
The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(c)	Shell Company Transactions
Not applicable.

(d)	Exhibits

3.1	Certificate of Amendment of Restated Certificate of Incorporation of DASAN Zhone Solutions, Inc.

3.2	Amended and Restated Bylaws of DASAN Zhone Solutions, Inc.

10.1	Stockholder Agreement, dated as of September 9, 2016, by and between DASAN Zhone Solutions, Inc. and DASAN Networks, Inc.

10.2	Lock-Up Agreement, dated as of September 9, 2016, by and among DASAN Zhone Solutions, Inc., DASAN Networks, Inc. and the other parties thereto

10.3	Registration Rights Agreement, dated as of September 9, 2016, by and between DASAN Zhone Solutions, Inc. and DASAN Networks, Inc.

10.4	Loan Agreement, dated as of September 9, 2016, by and between DASAN Zhone Solutions, Inc. and DASAN Networks, Inc.

10.5
Sixth Amendment to Credit and Security Agreements and Consent, dated as of September 9, 2016, by and among Zhone Technologies, Inc., ZTI Merger Subsidiary III, Inc., Premisys Communications, Inc., Zhone Technologies International, Inc., Paradyne Networks, Inc., Paradyne Corporation and Wells Fargo Bank, National Association

99.1	Press Release dated September 9, 2016

99.2	Press Release dated September 12, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2016	DASAN Zhone Solutions, Inc.

	By:	/s/ KIRK MISAKA
Kirk Misaka
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation of DASAN Zhone Solutions, Inc.
3.2	Amended and Restated Bylaws of DASAN Zhone Solutions, Inc.
10.1	Stockholder Agreement, dated as of September 9, 2016, by and between DASAN Zhone Solutions, Inc. and DASAN Networks, Inc.
10.2	Lock-Up Agreement, dated as of September 9, 2016, by and among DASAN Zhone Solutions, Inc., DASAN Networks, Inc. and the other parties thereto
10.3	Registration Rights Agreement, dated as of September 9, 2016, by and between DASAN Zhone Solutions, Inc. and DASAN Networks, Inc.
10.4	Loan Agreement, dated as of September 9, 2016, by and between DASAN Zhone Solutions, Inc. and DASAN Networks, Inc.
10.5
Sixth Amendment to Credit and Security Agreements and Consent, dated as of September 9, 2016, by and among Zhone Technologies, Inc., ZTI Merger Subsidiary III, Inc., Premisys Communications, Inc., Zhone Technologies International, Inc., Paradyne Networks, Inc., Paradyne Corporation and Wells Fargo Bank, National Association

99.1	Press Release dated September 9, 2016.
99.2	Press Release dated September 12, 2016.